Exhibit 99.1

Tripadvisor Reports Third Quarter 2022 Financial Results

NEEDHAM, MA, November 7, 2022 — Tripadvisor, Inc. (Nasdaq: TRIP) today announced financial results for the third quarter ended September 30, 2022.

“A combination of positive factors drove strong third quarter 2022 performance, which exceeded our expectations,” stated Chief Executive Officer Matt Goldberg. “The Tripadvisor group of brands and offerings continue to provide a trusted source of travel and experiences, delivering value to consumers hungry to connect with the world as travel recovery continues. All of our segments delivered another quarter of sequential revenue improvement, thanks to the focus and execution from our teams. We look forward to finishing out the year and setting our sights on 2023.”

Third Quarter 2022 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2022	2021	% Change
Total Revenue	$459	$303	51%
Tripadvisor Core (1)	$284	$212	34%
Viator	$174	$73	138%
TheFork	$35	$30	17%
Intersegment eliminations (1)	$(34)	$(12)	183%

GAAP Net Income (Loss)	$25	$1	2,400%

Total Adjusted EBITDA (2)	$115	$72	60%
Tripadvisor Core	$112	$73	53%
Viator	$12	$1	1,100%
TheFork	$(9)	$(2)	350%

Non-GAAP Net Income (Loss) (2)	$41	$23	78%

Diluted Earnings (Loss) per Share:
GAAP	$0.17	$0.01	1,600%
Non-GAAP (2)	$0.28	$0.16	75%

Cash flow from operating activities	$60	$(64)	n.m.
Free cash flow (2)	$46	$(79)	n.m.

n.m. = not meaningful

(1)
Tripadvisor Core segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Monthly unique users – During the third quarter of 2022, average monthly unique users on Tripadvisor-branded websites, a leading indicator of consumer travel demand, increased 8% year-over-year and was approximately 82% of the comparable period in 2019 (pre-COVID-19 timeframe), as compared to approximately 76% of the comparable period in 2019 in Q3 2021.

Revenue – Q3 2022 total revenue of $459 million increased 51% year-over-year, exceeding parity with the comparable period in 2019 (pre-COVID-19 timeframe), as compared to 71% of the comparable period in 2019 in Q3 2021. Improvement during Q3 2022 was primarily driven by increased consumer demand for travel industry related services, despite the impact of foreign currency fluctuations which we estimate negatively impacted total revenue performance during the quarter in the amount of $34 million.

Cost performance – Total operating expenses were $389 million for the third quarter, an increase of 36% year-over-year, primarily driven by the following:

•
Cost of revenue was $32 million for the third quarter, an increase of 39% year-over-year, primarily due to increased direct costs from credit card payments and other revenue-related transaction costs in our Viator segment in correlation with the increase in revenue.
•
Selling and marketing costs were $234 million for the third quarter, an increase of 58% year-over-year, primarily due to an increase in our SEM, other paid online traffic acquisition spend, and other marketing costs, the substantial majority of which was within our Tripadvisor Core and Viator segments, in response to increasing consumer demand for travel industry related services, amidst the ongoing recovery of the travel industry.
•
Technology and content costs were $55 million for the third quarter, an increase of 6% year-over-year.
•
General and administrative costs were $45 million for the third quarter, an increase of 22% year-over-year, primarily due to additional headcount to help support business growth during the growing travel demand recovery and an increase in digital services taxes in Europe, partially offset by a decrease in stock-based compensation expense.

Profitability – Q3 2022 consolidated net income of $25 million improved from net income of $1 million in Q3 2021, primarily driven by an increase in consolidated revenue. Q3 2022 Adjusted EBITDA of $115 million improved from Adjusted EBITDA of $72 million in Q3 2021.

Cash & Liquidity – As of September 30, 2022, the Company had approximately $1.07 billion of cash and cash equivalents, an increase of $343 million from December 31, 2021, driven by an increase in operating cashflows.

Third Quarter 2022 Revenue by Source

	Three months ended September 30,
(In millions, except percentages)	2022	2021	% Change
Tripadvisor Core
Tripadvisor-branded hotels	$188	$143	31%
Tripadvisor-branded display and platform	33	29	14%
Tripadvisor experiences and dining (1)	45	23	96%
Other	18	17	6%
Total Tripadvisor Core Revenue	284	212	34%

Viator	174	73	138%
TheFork	35	30	17%
Intersegment eliminations (1)	(34)	(12)	183%
Total Revenue	$459	$303	51%
(1)
Tripadvisor experiences and dining revenue within the Tripadvisor Core segment shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, November 8, 2022, at 8:30 a.m., Eastern Time, to discuss the Company’s third quarter 2022 financial results, and which may include forward looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 1 billion reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (Nasdaq:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com, www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com,www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

* Source: SimilarWeb, unique users de-duplicated monthly, September 2022

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue	$459	$303	$1,138	$661

Costs and expenses:
Cost of revenue (1) (exclusive of depreciation and amortization as shown separately below)	32	23	85	54
Selling and marketing (1)	234	148	591	343
Technology and content (1)	55	52	162	161
General and administrative (1)	45	37	114	121
Depreciation and amortization	23	27	73	85
Total costs and expenses	389	287	1,025	764
Operating income (loss)	70	16	113	(103)
Other income (expense):
Interest expense	(11)	(12)	(33)	(34)
Interest income	4	—	7	1
Other income (expense), net	(1)	(1)	(4)	(2)
Total other income (expense), net	(8)	(13)	(30)	(35)
Income (loss) before income taxes	62	3	83	(138)
(Provision) benefit for income taxes	(37)	(2)	(61)	19
Net income (loss)	$25	$1	$22	$(119)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.18	$0.01	$0.16	$(0.87)
Diluted	$0.17	$0.01	$0.15	$(0.87)

Weighted average common shares outstanding:
Basic	140	138	140	137
Diluted	146	144	144	137

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$3	$4	$9	$13
Technology and content	$9	$12	$27	$35
General and administrative	$10	$13	$28	$40

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,066	$723
Accounts receivable and contract assets, net of allowance for credit losses of $28 and $28, respectively	205	142
Income taxes receivable	—	49
Prepaid expenses and other current assets	38	26
Total current assets	1,309	940
Property and equipment, net of accumulated depreciation of $512 and $460, respectively	195	215
Operating lease right-of-use assets	28	42
Intangible assets, net of accumulated amortization of $197 and $202, respectively	55	65
Goodwill	803	843
Non-marketable investments	34	36
Deferred income taxes, net	51	54
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	90	94
TOTAL ASSETS	$2,565	$2,289

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$67	$27
Deferred merchant payables	240	113
Deferred revenue	51	36
Accrued expenses and other current liabilities	215	181
Total current liabilities	573	357
Long-term debt	836	833
Finance lease obligation, net of current portion	60	65
Operating lease liabilities, net of current portion	16	29
Deferred income taxes, net	1	1
Other long-term liabilities	266	215
Total Liabilities	1,752	1,500

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 146,591,387 and 144,656,649, respectively
Shares outstanding: 127,746,773 and 125,812,035, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,380	1,326
Retained earnings	263	241
Accumulated other comprehensive income (loss)	(108)	(56)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	813	789
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,565	$2,289

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating activities:
Net income (loss)	$25	$1	$22	$(119)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	23	27	73	85
Stock-based compensation expense	22	29	65	89
Deferred income tax expense (benefit)	(6)	2	8	(26)
Provision for expected credit losses	1	(2)	3	1
Other, net	3	3	6	10
Changes in operating assets and liabilities, net	(8)	(124)	263	3
Net cash provided by (used in) operating activities	60	(64)	440	43

Investing activities:
Capital expenditures, including capitalized website development	(14)	(15)	(41)	(40)
Other investing activities, net	3	1	4	(1)
Net cash provided by (used in) investing activities	(11)	(14)	(37)	(41)

Financing activities:
Proceeds from issuance of 2026 Senior Notes, net of financing costs	—	—	—	340
Purchase of capped calls in connection with 2026 Senior Notes	—	—	—	(35)
Proceeds from exercise of stock options	—	—	—	8
Payment of withholding taxes on net share settlements of equity awards	(9)	(10)	(18)	(39)
Payments of finance lease obligation and other financings activities, net	(2)	(2)	(5)	(5)
Net cash provided by (used in) financing activities	(11)	(12)	(23)	269
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(17)	(3)	(37)	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	21	(93)	343	264
Cash, cash equivalents and restricted cash at beginning of period	1,045	775	723	418
Cash, cash equivalents and restricted cash at end of period	$1,066	$682	$1,066	$682

Tripadvisor, Inc.

Unaudited Segment Information

(in millions, except percentages)

	Three Months Ended
	September 30, 2022	September 30, 2021	% Change
Revenue:
Tripadvisor Core (1)	$284	$212	34%
Viator	174	73	138%
TheFork	35	30	17%
Intersegment eliminations (1)	(34)	(12)	183%
Total revenue	$459	$303	51%
Adjusted EBITDA:
Tripadvisor Core	$112	$73	53%
Viator	12	1	1,100%
TheFork	(9)	(2)	350%
Total Adjusted EBITDA (2)	$115	$72	60%
Adjusted EBITDA Margin:
Tripadvisor Core	39%	34%
Viator	7%	1%
TheFork	(26)%	(7)%
Total Adjusted EBITDA Margin (2)	25%	24%

Net Income (Loss) (3)	$25	$1
Net Income (Loss) Margin	5%	0%

	Nine Months Ended
	September 30, 2022	September 30, 2021	% Change
Revenue:
Tripadvisor Core (1)	$749	$503	49%
Viator	366	125	193%
TheFork	93	55	69%
Intersegment eliminations (1)	(70)	(22)	218%
Total revenue	$1,138	$661	72%
Adjusted EBITDA:
Tripadvisor Core	$284	$128	122%
Viator	(8)	(25)	(68)%
TheFork	(24)	(32)	(25)%
Total Adjusted EBITDA (2)	$252	$71	255%
Adjusted EBITDA Margin:
Tripadvisor Core	38%	25%
Viator	(2)%	(20)%
TheFork	(26)%	(58)%
Total Adjusted EBITDA Margin (2)	22%	11%

Net Income (Loss) (3)	$22	$(119)
Net Income (Loss) Margin	2%	(18)%

n.m. = not meaningful

(1)
Tripadvisor Core segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.

(2)
Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)
This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;

•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or "non-GAAP diluted EPS," as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange,” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2020	September 30, 2022	September 30, 2021
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$25	$31	$1	$(48)	$22	$(119)
Add: Provision (benefit) for income taxes	37	22	2	(10)	61	(19)
Add: Other (income) expense, net	8	10	13	12	30	35
Add: Depreciation and amortization	23	25	27	30	73	85
Add: Impairment of goodwill	—	—	—	3	—	—
Add: Legal reserves and settlements	—	—	—	—	1	—
Add: Stock-based compensation expense	22	21	29	28	65	89
Adjusted EBITDA (Non-GAAP)	$115	$109	$72	$15	$252	$71

Revenue (GAAP)	$459		$303		$1,138	$661

Net Income (loss) margin (GAAP)	5%		0%		2%	(18)%
Adjusted EBITDA margin (Non-GAAP) (1)	25%		24%		22%	11%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$25		$1
Add: Stock-based compensation expense	22		29
Add: Amortization of intangible assets	3		5
Add: (Gain)/Loss on investment	(1)		(1)
Subtract: Income tax effect of Non-GAAP adjustments (2)	8		11
Non-GAAP net income (loss)	$41		$23

GAAP diluted shares	146		144

GAAP Net Income (loss) per diluted share	$0.17		$0.01
Non-GAAP net income (loss) per diluted share (3)	$0.28		$0.16

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$60		$(64)
Subtract: Capital expenditures	14		15
Free cash flow (Non-GAAP)	$46		$(79)

(1)
Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(3)
Tripadvisor defines “non-GAAP net income (loss) per diluted share” as non-GAAP net income (loss) divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com